                                CREDIT AGREEMENT


                                      Among


                               GMX RESOURCES INC.;
                             ENDEAVOR PIPELINE INC.;
                        EXPEDITION NATURAL RESOURCES INC.


                                       And


                            LOCAL OKLAHOMA BANK, N.A.






                                 Effective as of
                                October 31, 2000

                                                    TABLE OF CONTENTS



ARTICLE I..............................................................................................................1
         1.       DEFINITIONS..........................................................................................1
                  1.1      TERMS DEFINED ABOVE.........................................................................1
                  1.2      ADDITIONAL DEFINED TERMS....................................................................1
                  1.3      UNDEFINED FINANCIAL ACCOUNTING TERMS.......................................................10
                  1.4      REFERENCES.................................................................................10

ARTICLE II............................................................................................................11
         2.       AMOUNT AND TERMS OF CREDIT FACILITY.................................................................11
                  2.1      THE LOAN...................................................................................11
                  2.2      THE NOTE...................................................................................11
                  2.3      USE OF PROCEEDS............................................................................11
                  2.4      BORROWING PROCEDURES.......................................................................11
                  2.5      INTEREST RATE..............................................................................12
                  2.6      SCHEDULED PRINCIPAL AND INTEREST PAYMENTS..................................................12
                  2.7      MAKING OF PAYMENTS.........................................................................12
                  2.8      MAXIMUM LAWFUL INTEREST RATE...............................................................12
                  2.9      BORROWING BASE DETERMINATIONS..............................................................13
                  2.10     VOLUNTARY PREPAYMENTS......................................................................14
                  2.11     FEES.......................................................................................15
                  2.12     ADVANCES TO SATISFY OBLIGATIONS OF BORROWERS...............................................16
                  2.13     PLEDGE OF AND SECURITY INTEREST IN ACCOUNTS AND RIGHT OF OFFSET OR LIEN....................16
                  2.14     LETTERS IN LIEU OF TRANSFER ORDERS.........................................................16
                  2.15     POWER OF ATTORNEY..........................................................................17

ARTICLE III...........................................................................................................17
         3.       COLLATERAL AND OTHER TYPES OF CREDIT ENHANCEMENT....................................................17
                  3.1      OIL AND GAS PROPERTIES.....................................................................17
                  3.2      NEW PROPERTIES.............................................................................17

ARTICLE IV............................................................................................................18
         4.       CONDITIONS..........................................................................................18
                  4.1      RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS..................................................18
                  4.2      EACH ADVANCE UNDER THE NOTE................................................................20

ARTICLE V.............................................................................................................21
         5.       REPRESENTATIONS AND WARRANTIES......................................................................21
                  5.1      DUE AUTHORIZATION AND CORPORATE EXISTENCE..................................................21
                  5.2      CONSENTS, CONFLICTS AND CREATION OF LIENS..................................................21
                  5.3      VALID AND BINDING OBLIGATIONS..............................................................21
                  5.4      TITLE TO ASSETS AND OIL AND GAS PROPERTIES.................................................22
                  5.5      SCOPE AND ACCURACY OF FINANCIAL STATEMENTS.................................................22
                  5.6      LIABILITIES, LITIGATION, AND RESTRICTIONS..................................................22
                  5.7      AUTHORIZATIONS AND CONSENTS................................................................22
                  5.8      COMPLIANCE WITH LAWS.......................................................................22

                                                 i


                  5.9      PROPER FILING OF TAX RETURNS AND PAYMENT OF TAXES DUE......................................23
                  5.10     ERISA......................................................................................23
                  5.11     ENVIRONMENTAL LAWS.........................................................................23
                  5.12     NO MATERIAL MISSTATEMENTS..................................................................23
                  5.13     CASUALTIES OR TAKING OF PROPERTY...........................................................23
                  5.14     LOCATIONS OF BUSINESS, OFFICES, AND PROPERTY...............................................24
                  5.15     SECURITY INSTRUMENTS.......................................................................24
                  5.16     SUBSIDIARIES...............................................................................24

ARTICLE VI............................................................................................................24
         6.       AFFIRMATIVE COVENANTS...............................................................................24
                  6.1      MAINTENANCE AND ACCESS TO RECORDS..........................................................24
                  6.2      QUARTERLY FINANCIAL STATEMENTS.............................................................24
                  6.3      ANNUAL FINANCIAL STATEMENTS................................................................25
                  6.4      RESERVE REPORTS............................................................................25
                  6.5      PRODUCTION REPORT..........................................................................25
                  6.6      GAS BALANCING STATUS REPORT................................................................26
                  6.7      NOTICES OF CERTAIN EVENTS..................................................................26
                  6.8      LETTERS IN LIEU OF TRANSFER ORDERS.........................................................27
                  6.9      DIVISION ORDERS............................................................................27
                  6.10     ADDITIONAL INFORMATION.....................................................................27
                  6.11     COMPLIANCE WITH LAWS.......................................................................27
                  6.12     PAYMENT OF ASSESSMENTS AND CHARGES.........................................................28
                  6.13     HAZARDOUS SUBSTANCES INDEMNIFICATION.......................................................28
                  6.14     MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING.......................................29
                  6.15     FURTHER ASSURANCES.........................................................................29
                  6.16     INITIAL FEES AND EXPENSES OF LENDER AND/OR LEGAL COUNSEL TO LENDER.........................29
                  6.17     SUBSEQUENT FEES AND EXPENSES...............................................................29
                  6.18     MAINTENANCE AND INSPECTION OF TANGIBLE PROPERTIES..........................................29
                  6.19     MAINTENANCE OF INSURANCE AND EVIDENCE THEREOF..............................................29
                  6.20     PAYMENT OF NOTE AND PERFORMANCE OF OBLIGATIONS.............................................30
                  6.21     OPERATION OF OIL AND GAS PROPERTIES........................................................30
                  6.22     DEPOSITORY ACCOUNTS........................................................................30
                  6.23     EXISTING BUSINESS..........................................................................30
                  6.24     TITLE MATTERS..............................................................................30

ARTICLE VII...........................................................................................................30
         7.       FINANCIAL COVENANTS.................................................................................30
                  7.1      ADJUSTED CURRENT RATIO.....................................................................30
                  7.2      DEBT SERVICE COVERAGE RATIO................................................................30
                  7.3      INDEBTEDNESS TO TANGIBLE NET WORTH RATIO...................................................31

ARTICLE VIII..........................................................................................................31
         8.       NEGATIVE COVENANTS..................................................................................31
                  8.1      INDEBTEDNESS...............................................................................31
                  8.2      CONTINGENT OBLIGATIONS.....................................................................31
                  8.3      LIENS......................................................................................31

                                                ii


                  8.4      SALES OF ASSETS............................................................................31
                  8.5      LOANS OR ADVANCES..........................................................................32
                  8.6      DIVIDENDS; TREASURY STOCK PURCHASES........................................................32
                  8.7      CANCELLATION OF INSURANCE..................................................................32
                  8.8      MERGERS AND CONSOLIDATIONS; CHANGES IN CORPORATE STRUCTURE.................................32
                  8.9      TRANSACTIONS WITH AFFILIATES...............................................................32
                  8.10     LINES OF BUSINESS..........................................................................32
                  8.11     ORGANIZATION OR ACQUISITION OF SUBSIDIARIES................................................32
                  8.12     SPECULATIVE TRADING........................................................................32
                  8.13     INVESTMENTS................................................................................32

ARTICLE IX............................................................................................................33
         9.       EVENTS OF DEFAULT...................................................................................33
                  9.1      ENUMERATION OF EVENTS OF DEFAULT...........................................................33
                  9.2      REMEDIES...................................................................................35

ARTICLE X.............................................................................................................36
         10.      MISCELLANEOUS.......................................................................................36
                  10.1     TRANSFERS AND PARTICIPATIONS...............................................................36
                  10.2     SURVIVAL OF REPRESENTATIONS. WARRANTIES AND COVENANTS......................................37
                  10.3     NOTICES AND OTHER COMMUNICATIONS...........................................................37
                  10.4     PARTIES IN INTEREST........................................................................37
                  10.5     RIGHTS OF THIRD PARTIES....................................................................37
                  10.6     ARTICLES AND SECTIONS......................................................................38
                  10.7     NUMBER AND GENDER..........................................................................38
                  10.8     RENEWALS AND EXTENSIONS....................................................................38
                  10.9     NO WAIVER: RIGHTS CUMULATIVE...............................................................38
                  10.10    INCORPORATION OF EXHIBITS..................................................................38
                  10.11    SURVIVAL UPON UNENFORCEABILITY.............................................................38
                  10.12    AMENDMENTS OR MODIFICATIONS................................................................38
                  10.13    CONTROLLING PROVISION UPON CONFLICT........................................................39
                  10.14    TIME, PLACE AND METHOD OF PAYMENTS.........................................................39
                  10.15    TIME OF ESSENCE............................................................................39
                  10.16    DISPOSITION OF COLLATERAL..................................................................39
                  10.17    GOVERNING LAW..............................................................................39
                  10.18    JURISDICTION AND VENUE.....................................................................39
                  10.19    WAIVER OF RIGHTS TO JURY TRIAL.............................................................39
                  10.20    ENTIRE AGREEMENT...........................................................................39



                                    RESTATED
                                CREDIT AGREEMENT



         THIS RESTATED CREDIT AGREEMENT, made and entered into this ___ day of May, 2001 to be effective the 31st day of October, 2000 by and between GMX RESOURCES INC., an Oklahoma corporation ("GMX"), ENDEAVOR PIPELINE INC., an Oklahoma corporation ("Endeavor") and EXPEDITION NATURAL RESOURCES INC., an Oklahoma corporation ("Expedition") (collectively, GMX, Endeavor and Expedition are individually referred to herein as a "Borrower" and collectively as the "Borrowers"), and LOCAL OKLAHOMA BANK, N.A., a national banking association ("Lender").


                              W I T N E S S E T H:


         WHEREAS, by virtue of that certain Assignment of Loan Documents dated as of October 31, 2000, Lender acquired: (i) that certain Credit Agreement dated as of February 18, 1998 by and between GMX and Bank One, Oklahoma, N.A., as such Credit Agreement has been amended from time to time thereafter and most recently by that certain Third Amendment to Credit Agreement dated as of April 14, 2000 (the "Former Agreement"), (ii) that certain Amended and Restated Promissory Note dated as of May 19, 1999 executed by GMX in favor of Bank One, Oklahoma, N.A. in the amount of $20,000,000.00, and (iii) all other loan and security documentation by and between GMX and Bank One, Oklahoma, N.A. (collectively, i, ii, and iii above are referred to herein as the "Bank One Documents").

         WHEREAS, Borrowers and Lender desire to enter into a restated credit agreement in order to restate the Credit Agreement included in the Bank One documents.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

                                    ARTICLE I


1        DEFINITIONS

         1.1 TERMS DEFINED ABOVE. As used in this Credit Agreement, the terms , "BORROWER", "BORROWERS", and "LENDER" shall have the meaning assigned to such terms hereinabove. Defined terms used herein in the singular shall import the plural and VICE VERSA.

         1.2 ADDITIONAL DEFINED TERMS. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                  "ADVANCE" shall mean an advance of funds made by the Lender to the Borrowers under this Agreement, including any amounts evidenced by the Note.

                  "ADVANCE REQUEST" shall mean a written request from any Borrower for an Advance under the Loan, substantially in the form of Exhibit "D" attached hereto.

                  "AFFILIATE" shall mean any Person, who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent (10%) or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

                  "AGREEMENT" shall mean this Credit Agreement and all exhibits and schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

                  "AVAILABLE COMMITMENT" shall mean that amount determined by subtracting the Loan Balance from the Commitment Amount.

                  "BASE RATE" shall mean, at any time, that rate of interest equal to the interest rate then most recently announced or published in the "Money Rates" section of THE WALL STREET JOURNAL, as the "Prime Rate" which such rate may not be the lowest interest rate charged by the Bank, and which Prime Rate shall change upon any change in such announced or published Prime Rate, all without notice to the Borrowers.

                  "BORROWING BASE" shall mean, at any time, the maximum amount of credit that Lender is willing to extend against the Borrowers' Oil and Gas Properties as determined at the immediately preceding Borrowing Base Determination in accordance with Section 2.9 and then in effect pursuant to the terms of Section 2.9, which amount shall not exceed $15,000,000.00.

                  "BORROWING BASE DETERMINATION" shall mean a calculation or recalculation of the Borrowing Base, Monthly Commitment Reduction and Half Life made by the Lender pursuant to Section 2.9.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Oklahoma.

                  "CLOSING DATE" shall mean the effective date of this Agreement.

                  "CODE" shall mean the United States Internal Revenue Code as amended from time to time.

                  "COLLATERAL" shall mean the Mortgaged Properties, and any other Property of the Borrowers, or any other Person, wherever located and whether now owned or existing or hereafter acquired or arising, that is now or at any time used or intended by any Borrower and the Lender to be subject to the Liens created in the Security Instruments or otherwise as security for the payment or performance of all or any portion of the Obligations, including, without limitation, products and proceeds existing in connection with any of the foregoing.

                  "COMMITMENT AMOUNT" shall mean the lesser of the amount of:
(A) $15,000,000.00; or (B) the amount of (i) the Borrowing Base, less (ii) the sum of the Monthly Commitment Reductions with respect to the Loan which have occurred subsequent to the immediately preceding Borrowing Base Determination.

                  "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to, but not including, the Maturity Date.

                  "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit "B", executed by a Responsible Officer of GMX on its own behalf and on behalf of each of Endeavor and Expedition and furnished to the Lender from time to time in accordance with this Agreement.

                  "CONTESTED IN GOOD FAITH" shall mean a matter (a) which is being contested in good faith by or on behalf of any Person, by appropriate and lawful proceedings diligently conducted, satisfactory to the Lender, and for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral, materially jeopardize the rights of the Lender or the Borrowers with respect thereto, materially interfere with the operation by any Borrower of its business, or otherwise have a Material Adverse Effect.

                  "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (for purposes of this definition, a "PRIMARY OBLIGATION") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "CURRENT ASSETS" and "CURRENT LIABILITIES" shall mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on the consolidated balance sheet of the Borrowers.

                  "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                  "DEFAULT RATE" shall mean a per annum variable interest rate equal to the Base Rate plUS five percent (5.00%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

                  "ENVIRONMENTAL COMPLAINT" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of any Borrower, (c) solid or liquid waste disposal,
(d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or (e) other environmental, health or safety matters affecting any Property of any Borrower or the business conducted thereon.

                  "ENVIRONMENTAL LAWS" shall mean (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local "Superfund" or "Superlien" statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                  "EVENT OF DEFAULT" shall mean any of the events specified in
Section 9.

                  "FINANCIAL STATEMENTS" shall mean statements of the consolidated financial condition of the Borrowers as at the point in time and for the period indicated and consisting of at least (i) a balance sheet, (ii) an income statement, (iii) a statement of cash flow, and (iv) such other financial statements pertaining to the financial condition or operations of the Borrowers as the Lender may request, all of which shall be certified by the Borrowers' Responsible Officer as being prepared pursuant to GAAP consistently applied and when applicable in comparative form with respect to the corresponding period of the preceding fiscal period or as otherwise required by Lender.

                  "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HALF LIFE" shall be defined as the lesser of: (i) the duration, in months, as projected by Lender, in its sole discretion, acting reasonably, during which one-half of the undiscounted future net income, net of lease operating expenses, production taxes, and capital expenditures will be realized from the Borrowers' Proved Developed Producing Oil and Gas Properties, or (ii) eighty-four (84) months.

                  "HAZARDOUS SUBSTANCES" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority, including, without limitation, those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Law.

                  "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Lender, whichever authorizes the greater rate.

                  "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                  "INSOLVENCY PROCEEDING" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

                  "LAW(S)" shall mean all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any Governmental Authority or Tribunal.

                  "LETTER OF CREDIT" shall mean any stand-by letter of credit in a form acceptable to Lender. No Letter of Credit shall be issued with a maturity in excess of one year.

                  "LETTER OF CREDIT FEE" shall be a per annum fee equal to the greater of (i) two percent (2.00%) per annum of the face amount of each Letter of Credit issued or (ii) $250.00.

                  "LIEN" shall mean any lien, mortgage, security interest, tax lien, pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

                  "LITIGATION" shall mean any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal.

                  "LOAN" shall mean the committed revolving loan facility to be established by Lender in favor of Borrowers pursuant to Section 2.1 hereof. The term also includes the sum of all advances from time to time outstanding under the Note together with any obligations outstanding pursuant to Letters of Credit issued on any Borrower's behalf.

                  "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Note plus the face amount of any Letters of Credit issued by Lender for the benefit of Borrowers at such time.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Instruments and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, or the Security Instruments, and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

                  "MATERIAL ADVERSE EFFECT" shall mean any set of circumstances or events which (a) would have any material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the consolidated business, condition (financial or otherwise), operations or prospects of the Borrowers, (c) could reasonably be expected to materially impair any Borrower's ability to fulfill its obligations under the terms of the Loan Documents, or (d) causes a Default or an Event of Default.

                  "MATURITY DATE" shall be May 1, 2003.

                  "MONTHLY COMMITMENT REDUCTION" shall mean those monthly decreases to the Borrowing Base occurring as of the first (1st) day of each month during the term hereof as determined by Lender accordance with Section
2.9 below.

                  "MORTGAGED PROPERTIES" shall mean all Oil and Gas Properties of each Borrower as evidenced by its working interests, royalty interests, any other interests of any kind or nature, now existing or hereafter acquired, subject to perfected first-priority Liens pursuant to the Security Instruments in favor of the Lender, subject only to Permitted Liens, mortgaged as security for the Obligations.

                  "NEW PROPERTIES" shall mean with respect to each Borrowing Base Determination, those Oil and Gas Properties acquired or developed by any Borrower which were not included in the most recent prior Borrowing Base Determination.

                  "NOTE" shall mean the promissory note of the Borrowers in the original face amount of $15,000,000.00 in the form attached hereto as Exhibit "A", together with any and all renewals, extensions for any period, increases and rearrangements thereof.

                  "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Note and any Letter of Credit, and (b) all other obligations and liabilities of the Borrowers to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

                  "OIL AND GAS PROPERTIES" shall mean fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Oil and Gas Properties appertaining, belonging, affixed or incidental thereto.

                  "PERMITTED LIENS" shall mean (a) Liens for Taxes incurred in the course of business (which are not yet due or are being Contested in Good Faith); (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension or public liability obligations which are not yet due or are being Contested in Good Faith; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law in the ordinary course of business in respect of obligations which are not yet due or are being Contested in Good Faith; (d) Liens of operators and non-operators under joint operating agreements arising in the ordinary course of the business of any Borrower to secure amounts owing, which amounts are not yet due and will be paid in accordance with each of such Borrower's customary business practices, as same exist on the date hereof or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) easements, rights of way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of any Borrower or materially detract from the value or use of the Property to which they apply; (g) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which Borrower acquired the relevant Property; (h) other Liens existing as of the Closing Date and disclosed on Exhibit "E" attached hereto under the heading "Permitted Liens"; (i) Liens created in favor of the Lender and other Liens expressly permitted under the Security Instruments; (j) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of Property, provided that such encumbrances do not materially impair the use of such Property for the purposes intended, and none of which are violated by existing or proposed structure or land use, and such other material encumbrances as have been disclosed to and approved by Lender in writing; and (k) good faith deposits in connection with bids, tenders, contracts or leases, performance or other similar bonds.

                  "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof.

                  "PLAN" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or any Commonly Controlled Entity is or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an "employer" as defined in Section 3(5) of ERISA.

                  "PRINCIPAL OFFICE" shall mean the office of Lender in Oklahoma City, Oklahoma County, Oklahoma presently located at 3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.

                  "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any emission, spill, release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority of any Hazardous Substance into or upon (a) the air,
(b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of any Borrower.

                  "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable Law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any Tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESERVE REPORT" shall mean each report delivered to the Lender by the Borrowers pursuant to Section 6.4.

                  "RESPONSIBLE OFFICER" shall mean, as to the Borrowers, the President or Chief Executive Officer or Chief Financial Officer of GMX, or such other officer as shall be designated in writing to the Lender by the previously mentioned officers.

                  "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Subsection 4.1, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as the same may be amended from time to time.

                  "SUBSIDIARY" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registry or list in any state of the United States.

                  "TANGIBLE NET WORTH" shall mean, on any date as of which the amount thereof is to be determined the sum of the following for Borrowers calculated in accordance with GAAP: (i) total shareholder's equity LESS (ii) Intangible Assets and/or amounts due from any Borrower's Affiliates.

                  "TAXES" shall mean all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

                  "TRANSFEREE" shall mean any Person to which the Lender has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 10.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

                  "TRIBUNAL" shall mean any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrowers or their respective Property.

                  "UNSCHEDULED BORROWING BASE DETERMINATION" shall mean a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which is
(A) made at the reasonable request of Borrowers, or (B) required by the Lender in the exercise of its sole and absolute discretion.

         1.3 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

         1.4 REFERENCES. References in this Agreement to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.

                                   ARTICLE II

2        AMOUNT AND TERMS OF CREDIT FACILITY

         2.1 THE LOAN. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties made by each Borrower herein, Lender agrees to make Advances from time to time, on or before the Maturity Date, in accordance with the borrowing procedures set forth in paragraph 2.4 hereof; PROVIDED, HOWEVER, that the Loan Balance at any one time outstanding under the Note shall not exceed the Commitment Amount then in effect. No individual Advance when combined with all other unpaid and outstanding Advances shall exceed the Available Commitment. Within the limits set forth herein, Borrowers may borrow, repay without penalty or premium, and reborrow as provided in this paragraph 2.1.

         2.2 THE NOTE. All Advances made under the Note shall be evidenced by the Note, which shall be made, executed and delivered by Borrowers to Lender at the Closing. Notwithstanding the principal amount stated on the face of the Note, the actual principal amount due from Borrowers on account of the Note shall be the sum of all Advances made by Lender under the Note, less all principal payments actually received by Lender in collected funds for application to the Loan.

         2.3 USE OF PROCEEDS. Proceeds of Advances made under the Loan shall be used to, among other things: (i) refinance existing debt of GMX at Bank One, Oklahoma, N.A.; (ii) repay indebtedness to shareholders originally incurred to fund retirement of all issues of Series B preferred stock; (iii) acquire interests in the Bosh #1 and the Hancock #1 from Tara Energy Partnership, (iv) finance the future acquisition and development of Oil and Gas Properties; (v) provide availability to issue letters of credit necessary to meet operating and hedging requirements; (vi) provide funds to meet working capital requirements; and (vii) other corporate purposes as may be authorized by the Lender in its sole discretion.

         2.4 BORROWING PROCEDURES. Any Borrower may request an Advance under the Loan on any Business Day on or before the Maturity Date. Any Borrower shall make each request by giving Lender written notice (which may be sent via facsimile) in the form of a properly completed and executed Advance Request stating the amount of the requested Advance; PROVIDED, HOWEVER, that any such Borrower may give notice by telephone if confirmed by a written notice (which may be sent via facsimile) in the form of a properly completed and executed Advance Request within two (2) Business Days thereafter. Subject to Borrowers' satisfaction of all other conditions precedent as set forth in Section 4.2 hereof, each Advance under the Loan will be made on the same Business Day on which Lender receives the Advance Request, if the Advance Request is received by 2:00 p.m., or on the following Business Day, if it is received after 2:00 p.m. Lender will make each Advance under the Loan by crediting the general operating accounts maintained by Borrowers with Lender. Unless Lender is otherwise instructed by any Borrower, Advance Requests may be signed and submitted on behalf of each Borrower by the Responsible Officer.

         2.5 INTEREST RATE. The outstanding unpaid principal balance of the Note shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS one half of one-percent (0.5%). Upon notice from Lender to Borrowers of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under the Note shall bear interest at a fluctuating rate per annum equal to the Default Rate (but not less than the Base Rate in effect on the date of the occurrence of the Event of Default). The interest rate applicable to the Note shall change as of the effective date of any change in the Base Rate. Interest shall be computed on the Note for the actual number of days elapsed on the basis of a year consisting of 360 days.

         2.6 SCHEDULED PRINCIPAL AND INTEREST PAYMENTS. Payments of accrued interest on the outstanding principal balance of the Note shall be due and payable monthly, beginning on December 1, 2000, and continuing thereafter on the first (1st) day of each and every month thereafter and on the Maturity Date. If the Loan Balance exceeds the Commitment Amount as a result of a Monthly Commitment Reduction with respect to the Loan on the first (1st) day of any month, the Borrowers shall immediately make such principal payments as may be necessary to reduce the Loan Balance of the Note to an amount less than or equal to the Commitment Amount then in effect. The entire outstanding principal balance of the Note and all unpaid interest accrued thereon shall be due and payable on the Maturity Date. If any Letter of Credit is called for funding, repayment thereof shall be due and payable ON DEMAND from Lender but if no demand is made, it shall be treated as an Advance under the Note.

         2.7 MAKING OF PAYMENTS. All payments (including prepayments) made by Borrowers on account of the Note shall be made to Lender at any office of Lender, at or before 2:00 p.m., local time, in lawful money of the United States of America and in immediately available funds. If any payment under the Note shall be due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.8 MAXIMUM LAWFUL INTEREST RATE. It is not the intention of Lender or Borrowers to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between Borrowers and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to Lender for use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If from any circumstances Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to Borrowers. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of loans evidenced by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate of interest on account of such loans is uniform throughout the term thereof. This Section 2.8 shall control every other provision of the Loan Documents and all other agreements between Lender and Borrowers contemplated thereby.

         2.9      BORROWING BASE DETERMINATIONS.

                  2.9.1 The "Borrowing Base" in effect at any time shall be that amount as established by Lender, in its sole and absolute discretion and consistent with its general lending policies then in effect, and based upon its evaluation of the Borrowers' Collateral and such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers) as Lender customarily considers in evaluating similar oil and gas credits. Borrowers recognize that decreases in the Borrowing Base may be caused by such factors as declines in production volumes, other adverse changes in operating conditions, price decreases, other adverse market or economic conditions, and increases in interest rates. Lender may, in its sole and absolute discretion, require additional Borrowing Base determinations at any time.

                  2.9.2 The Borrowing Base as of the Closing Date shall be Seven Million Two Hundred Fifty Thousand and No/100 Dollars ($7,250,000.00) (subject to the Monthly Commitment Reductions) which such amount shall remain until the earlier of the next scheduled Borrowing Base Determination on March 1, 2001 or as may otherwise be required in accordance with the provisions of Section 2.9.1. The initial Monthly Commitment Reduction is $105,000.00 per month, which such amount shall remain until the next Borrowing Base Determination (currently scheduled for March 1, 2001) and the Half Life is 69 months. Nothing contained in this Section 2.9.2 shall be construed to imply that the amount of the Monthly Commitment Reduction cannot be zero (0). Beginning March 1, 2001, a new Borrowing Base, Monthly Commitment Reduction and Half Life shall be determined by Lender on, at least, a semi-annual basis and in accordance with the procedures set forth in paragraph 2.9.3 below.

                  2.9.3 Subsequent Borrowing Base Determinations shall be made by the Lender at least semi-annually on March 1 and September 1 of each year beginning March 1, 2001 or as Unscheduled Borrowing Base Determinations. In connection with, and as of, each new Borrowing Base Determination, the Lender shall also determine a new Monthly Commitment Reduction and Half Life. Borrowers shall provide Lender with engineering information pursuant to the terms of Section 6.4 below. Lender shall by notice to the Borrowers by March 1 and September 1 of each year, or within a reasonable time thereafter (herein called the "Determination Dates"), notify the Borrowers of the designation by the Lender of the new Borrowing Base, Monthly Commitment Reduction and Half Life for the period beginning on such Determination Date and continuing until, but not including, the next Borrowing Base Determination. If an Unscheduled Borrowing Base Determination is made by the Lender, the Lender shall notify the Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base, Monthly Commitment

         Reduction and Half Life, and such new Borrowing Base, Monthly Commitment Reduction and Half Life shall continue until the next Borrowing Base Determination. If the Borrowers do not furnish all such information, reports and data by any date specified in Section 6.4, the Lender may nonetheless designate the Borrowing Base, Monthly Commitment Reduction and Half Life at any amounts which the Lender in its discretion determines and may redesignate the Borrowing Base, Monthly Commitment Reduction and Half Life from time to time thereafter until the Lender receives all such information, reports and data, whereupon the Lender shall designate a new Borrowing Base, Monthly Commitment Reduction and Half Life as described above. If at any time the Borrowers' Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 8.4 hereof. Borrowers recognize that decreases in the Borrowing Base may be caused by such factors as declines in production volumes, other adverse market or economic conditions, and increases in interest rates. It is expressly understood that the Lender has no obligation to designate the Borrowing Base, the Monthly Commitment Reduction or Half Life at any particular amounts, except in the exercise of its discretion, whether in relation to the Commitment Amount or otherwise. Provided, however, that the Lender shall not have the obligation to designate a Borrowing Base in an amount in excess of the Commitment Amount or its legal or internal lending limits.

                  2.9.4 MANDATORY PREPAYMENTS. If the Loan Balance as of the date of Lender's redetermination of the Borrowing Base exceeds the redetermined Borrowing Base (such excess amount being referred to in this paragraph 2.9.3 as the "Overage Amount"), at Lender's option, one or more of the following remedies may be required:

                        (i) Borrowers shall be required to prepay a principal amount of the Note, without penalty or premium, equal to the Overage Amount within five (5) Business Days after written notice of the Overage Amount to Borrowers; or

                        (ii) within five (5) Business Days after Borrowers' receipt of such notice, pledge additional collateral of sufficient value (as acceptable by Lender) as may be required to raise the Borrowing Base above the outstanding Loan Balance; or

                        (iii) a combination of (i) and (ii) above.

                  2.9.5 REDUCTION OF COMMITMENT. Upon Lender's redetermination of the Borrowing Base, if no Overage Amount exists but its commitment to make future Advances exceeds the redetermined Borrowing Base, the Commitment Amount shall be adjusted to an amount consistent with the redetermined Borrowing Base.

         2.10 VOLUNTARY PREPAYMENTS. The Borrowers shall have the right at any time or from time to time to prepay without premium or penalty, all or any part of the Loan Balance outstanding on the Note; PROVIDED, HOWEVER, until all Obligations are fully paid and satisfied, no unscheduled principal reduction shall excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and then to the Loan Balance. The above notwithstanding, Borrowers shall also pay a fee equal to one-half of one percent (1/2%) of the average Loan Balance over the immediately preceding 12 months (if less than 12 months, then the average Loan Balance since inception) in the event the Borrowers prepay, in whole or in part, the Loan Balance directly or indirectly, with the funds provided by, or obtained from, a lender other than Lender or other than from the sale or offering of any equity interest whatsoever in any Borrower or Affiliate or other than from the sale of Property of any Borrower permitted herein.

         2.11 FEES.

              (a) NON-USE. In addition to interest on the Note as provided herein, to compensate the Lender for maintaining funds available to the Borrowers, the Borrowers shall pay to the Lender, in immediately available funds, on the last Business Day of each calendar quarter during the Commitment Period (retroactive to the date hereof), an annual fee in the amount of one-half of one percent (1/2%) per annum, calculated on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding calendar quarter for which payment is made.

              (b) FACILITY FEE. In addition to interest on the Note as provided herein, in order to compensate Lender for committing to make the Loan, Borrowers shall pay to the Lender, in immediately available funds, a fee equal to $10,000.00. A fee equal to .50% shall be assessed incrementally on future increases to the Commitment Amount in accordance with scheduled Borrowing Base Determinations. Additional fees may be negotiated between Lender and Borrowers if Lender is requested to complete an Unscheduled Borrowing Base Determination.

              (c) LETTER OF CREDIT FEES. In addition to interest on the Note as provided herein, in order to compensate Lender for issuing any Letter of Credit, Borrowers shall pay to Lender the Letter of Credit Fee.

              (d) ENGINEERING FEE. In addition to the interest on the Note as provided herein and in order to compensate Lender for engineering reviews of Borrowers' Oil and Gas Properties, Borrowers shall pay Lender an initial fee in the amount of $5,000.00 on or before closing and an additional $2,500.00 on each semi-annual redetermination of the Borrowing Base and/or on each Unscheduled Redetermination requested by any Borrower.

              (e) OTHER FEES. In addition to interest on the Note and such other fees as set forth herein, Borrowers shall pay Lender such other fees as are mutually agreed upon by and between Borrowers and Bank and which such fees may not be specifically set forth herein.

         2.12 ADVANCES TO SATISFY OBLIGATIONS OF BORROWERS. The Lender may, but shall not be obligated to, make Advances for the benefit of the Borrowers and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrowers contained in this Agreement or any other Loan Document. However, if no Event of Default exists or is continuing, Lender shall obtain Borrowers' approval prior to any such Advance. Any funds so advanced and applied shall be part of the proceeds advanced under and evidenced by the Note and shall bear interest at a rate of interest determined in accordance with
Section 2.5 above.

         2.13 PLEDGE OF AND SECURITY INTEREST IN ACCOUNTS AND RIGHT OF OFFSET OR LIEN. As security for the payment and/or performance of the Obligations, the Borrowers hereby transfer, assign and pledge to the Lender and/or grant to the Lender a security interest in all funds of Borrowers now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned and/or released by the Lender, as the case may be, at the expense of the Borrowers upon payment in full and/or complete performance by the Borrowers of all Obligations. The aforementioned lien shall not apply to funds contained in any account, including any drilling or escrow account, of any Borrower held for the benefit of or in trust for any third party including royalty, overriding royalty, or working interest owners. All remedies as secured party or assignee of such funds shall be exercisable, subject to applicable notice and cure periods provided in this Agreement, by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, each Borrower hereby grants to the Lender the right, exercisable, subject to applicable notice and cure periods provided in this Agreement, at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of any such Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

         2.14 LETTERS IN LIEU OF TRANSFER ORDERS. Notwithstanding any other term or provisions hereof to the contrary, the Lender agrees that the letters in lieu of transfer or division orders provided by the Borrowers pursuant to Subsections 4.1(f)(iii) and 6.8 will not be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters, provided however, that upon the occurrence of an Event of Default other than those specified in Section 9.1(d), (g) or (h), the Lender shall not send any or all of such letters or division orders until the applicable period to cure such Default has lapsed without such Default being cured. In the event Lender exercises the rights set forth in this Section 2.14, Lender agrees that it shall request such purchasers of production to remit any proceeds net of lease operating expenses and production taxes. Lender may accept any gross payments made despite such requests without liability hereunder.

         2.15 POWER OF ATTORNEY. The Borrowers hereby designate the Lender as their agent and attorney-in-fact, to act in their name, place and stead (individually and collectively) for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by the Borrowers to the Lender pursuant to Section 2.14 or Section 6.8, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Each Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of the Lender hereunder have terminated and the full satisfaction of all Obligations. The powers conferred on the Lender by this appointment may only be exercised by the Lender by execution by any Person who, at the time of exercise, is an officer of the Lender, and are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers. Each Borrower hereby designates GMX and the Responsible Officer of GMX as their agent and attorney-in-fact to act in their name, place and stead (individually and collectively) for the purpose of completing and delivering each and all Compliance Certificates required herein and/or accepting any notices sent pursuant to the terms hereof.


                                   ARTICLE III

3        COLLATERAL AND OTHER TYPES OF CREDIT ENHANCEMENT

         3.1 OIL AND GAS PROPERTIES. Each Borrower shall grant and maintain in favor of Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all their right, title and interest in the Oil and Gas Properties attached as Exhibit "C" hereto. Borrowers shall execute and deliver, or cause to be executed and delivered, such oil and gas mortgages, deeds of trusts, instruments, agreements, assignments, financing statements and other documents as may be reasonably necessary in the opinion of Lender and Lender's counsel to grant Lender valid first mortgage liens and first, prior and perfected security interests in and to such Oil and Gas Properties.

         3.2 NEW PROPERTIES. At the time any Advance is used to finance the acquisition of any Oil and Gas Properties by Borrowers, Borrowers shall, at Lender's discretion, grant and thereafter shall maintain in favor of Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all of their right, title and interest in such Oil and Gas Properties. Borrowers shall execute and deliver, or cause to be executed and delivered, such oil and gas mortgages, deeds of trusts, instruments, agreements, assignments, financing statements and other documents as may be reasonably necessary in the opinion of Lender and Lender's counsel to grant Lender valid first mortgage liens and first, prior and perfected security interests in and to such new Oil and Gas Properties.

                                   ARTICLE IV

4        CONDITIONS

         The obligations of the Lender to enter into this Agreement and to make Advances are subject to the satisfaction of the following conditions precedent unless waived in writing by Lender:

         4.1 RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the applicable Borrower to the Oil and Gas Properties, shall be satisfactory in the good faith judgment of the Lender, and the Lender shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Lender and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the
Lender:

              (a) multiple counterparts of this Agreement, as reasonably requested by the Lender;

              (b) the Note;

              (c) copies of each Borrower's Articles of Incorporation and/or Certificate of Incorporation and all amendments thereto and by-laws and all amendments thereto, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrowers, to the effect that each such copy is correct and complete;

              (d) certificates of incumbency and signatures of all of each Borrower's officers who are authorized to execute Loan Documents on behalf of such Borrower, executed by the secretary or an assistant secretary of such Borrower;

              (e) copies of corporate resolutions approving the Loan Documents to be executed by each Borrower and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each of the Borrowers, accompanied by a certificate of the respective secretary or an assistant secretary of each Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of each Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

              (f) the following Security Instruments transferring, creating, evidencing, perfecting and otherwise establishing, as applicable, Liens in favor of the Lender, in and to the Oil and Gas Properties listed and described in Exhibit "C" and the Collateral;

                      (i) Mortgage, Security Agreement, Financing Statement and Assignment of Production and/or Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Borrowers covering certain Oil and Gas Properties located in any and all states in which the Oil and Gas Properties lie, and all improvements, personal property and fixtures related thereto;

                      (ii) Financing Statements from Borrowers, as debtor, constituent to the document described in clause (i) immediately above;

                      (iii) Undated letters in lieu of transfer orders, in form and substance satisfactory to the Lender, from the Borrowers to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties net of lease operating expenses and production taxes directly to the Lender; and

                  (h) Financial Statements (consolidated) of each Borrower dated as of June 30, 2000;

                  (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each Borrower in the State of Oklahoma and all other jurisdictions covered by the Oil and Gas Properties where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

                  (j) results of searches of the UCC records of the States of Oklahoma and Texas and any and all other jurisdictions in which Oil and Gas Properties are located from a source acceptable to the Lender and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

                  (k) confirmation and/or evidence, acceptable to the Lender in Lender's sole discretion, including, without limitation, opinions of counsel satisfactory to the Lender, of the Borrowers having defensible title to the initial Mortgaged Properties described on Exhibit "C" attached hereto, free and clear of Liens other than Permitted Liens;

                  (l) opinion of Borrowers' counsel substantially in the form acceptable to Lender;

                  (m) certificates evidencing the insurance maintained by the Borrowers in compliance with applicable provisions of this Agreement;

                  (n) a Request for Advance received by the Lender on or before 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day preceding the Closing Date;

                  (o) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Lender may reasonably request.; and

                  (p) the Borrowers and any Affiliate thereof shall have disclosed any and all pending or threatened litigation matters to Lender, and Lender shall be satisfied that such litigation matters are not expected to result in any material impairment of the ownership of the Borrowers in any Collateral or to have a Material Adverse Effect on either the Borrowers or any Affiliate; and

         4.2 EACH ADVANCE UNDER THE NOTE. In addition to the conditions precedent stated in Section 4.1 having been fulfilled as of the Closing Date, the Lender shall not be obligated to make any Advance unless;

              (a) the Borrowers shall have delivered to the Lender a Request for Advance at least the requisite time prior to the requested date for the relevant Advance; and each statement or certification made in such Request for Advance shall be true and correct in all material respects on the requested date for such Advance;

              (b) no Event of Default or Default exists or, or by virtue of any requested Advance, shall exist or will occur;

              (c) if requested by the Lender, the Borrowers shall have delivered evidence satisfactory in the good faith judgment of the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrowers to qualify for such Advance;

              (d) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

              (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrowers as if made on the requested date for such Advance;

              (f) the Security Instruments shall be in full force and effect and provide to the Lender the Liens intended thereby;

              (g) to the extent of each Borrower's undivided interest therein, such Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof, except for Permitted Liens and shall provide confirmation acceptable to Lender, including without limitation, opinions of counsel satisfactory to Lender or other acceptable evidence of such Borrower having marketable title to any New Properties pledged to secure the Obligations, free and clear of Liens other than Permitted Liens;

              (h) the Lender shall have received reimbursement from the Borrowers, or legal counsel for the Lender shall have received payment from the Borrowers, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrowers are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Advance, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any of the Security Instruments, for which invoices have been presented as of or prior to the date of the requested Advance; and

              (i) all material matters incident to the consummation of the transactions hereby contemplated shall be satisfactory in the good faith judgment of the Lender.

                                    ARTICLE V

5.       REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Advances, the Borrowers represent and warrant to the Lender (which representations and warranties shall survive the delivery of the Note) that:

         5.1 DUE AUTHORIZATION AND CORPORATE EXISTENCE. The execution and delivery by Borrowers of this Agreement and the borrowings hereunder; the execution and delivery by the Borrowers of the Note; the repayment of the Note and interest and fees provided for in the Note and this Agreement; the execution and delivery of the Security Instruments by Borrowers and the performance of all obligations of Borrowers under the Loan Documents are within the power of Borrowers and have been duly authorized by all necessary corporate action of each Borrower. Each Borrower is a corporation legally existing and in good standing under the laws of the State of Oklahoma and is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business, except where failure to be qualified will not have a Material Adverse Effect.

         5.2 CONSENTS, CONFLICTS AND CREATION OF LIENS. The execution and delivery by each Borrower of the Loan Documents and the performance (except upon the occurrence of an Event of Default) of the obligations of each Borrower thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which each Borrower is a party or by which any Property of any Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of any Borrower under any such indenture, instrument or other agreement, other than the Loan Documents.

         5.3 VALID AND BINDING OBLIGATIONS. All of the Loan Documents, when duly executed and delivered by Borrowers, will be the legal, valid and binding obligations of each Borrower, enforceable against each Borrower by the Lender in accordance with their respective terms, except as limited by equitable principals and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally.

         5.4 TITLE TO ASSETS AND OIL AND GAS PROPERTIES. Each Borrower has defensible title to all of its Properties and Oil and Gas Properties including the Mortgaged Properties pledged by it and described on Exhibit "C" attached hereto, free and clear of all Liens and such defects in title that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect except Permitted Liens.

         5.5 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of the Borrowers dated as of the dates set forth in Section 4.1(h) present fairly the financial position and results of operations of the Borrowers as at the relevant point in time or for the period indicated. No event or circumstance has occurred since the dates set forth in Section 4.1(h) which could reasonably be expected to have a Material Adverse Effect.

         5.6 LIABILITIES, LITIGATION, AND RESTRICTIONS. Other than as disclosed on the Financial Statements of the Borrowers dated as of the dates set forth in Section 4.1(h), the Borrowers have no liabilities, direct or contingent, which may materially and adversely affect its business, operations or ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit "E" hereto, no Litigation of any nature affecting any Borrower is pending before any Tribunal or, to the best knowledge of any Borrower, threatened against or affecting such Borrower which might reasonably be expected to result in any material impairment of its ownership of any Collateral or to have a Material Adverse Effect. To the best knowledge of Borrowers, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the material business or operations of any Borrower or the ownership and operation of a material portion of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by any Borrower.

         5.7 AUTHORIZATIONS AND CONSENTS. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, Tribunal or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrowers of the Note and the interest and fees provided in the Note and this Agreement, or the performance (except in the Event of Default) by the Borrowers of the Obligations.

         5.8 COMPLIANCE WITH LAWS. To the best of each Borrower's knowledge, such Borrower and its Property, including, without limitation, the Mortgage Properties, are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

         5.9 PROPER FILING OF TAX RETURNS AND PAYMENT OF TAXES DUE. Each Borrower has duly and properly filed their United States income tax returns and all other tax returns which are required to be filed by such Borrower. Each Borrower has paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The charges and reserves of such Borrower with respect to taxes and other governmental charges are adequate, and such Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

         5.10 ERISA. Borrowers neither maintain nor sponsor any Plan subject to Title IV of ERISA.

         5.11 ENVIRONMENTAL LAWS. To the best knowledge and belief of each Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit "E" under the heading "Environmental Matters";

                  (a) no Property of any Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                  (b) no Hazardous Substances have been generated, transported and/or disposed of by any Borrower at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site;

                  (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by any Borrower or from, affecting or related to any Property of such Borrower or adjacent to any Property of such Borrower has occurred; and

                  (d) no Environmental Complaint has been received by any Borrower.

         5.12 NO MATERIAL MISSTATEMENTS. To each Borrower's knowledge, no information, exhibit, statement or report furnished to the Lender by or at the direction of any Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

         5.13 CASUALTIES OR TAKING OF PROPERTY. Except as disclosed on Exhibit "E" under the heading "Casualties," since the dates set forth in
Section 4.1(h), neither the business nor any Property of any Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

         5.14 LOCATIONS OF BUSINESS, OFFICES, AND PROPERTY. The principal place of business and chief executive office of the Borrowers is located at the address of the set forth in Section 10.3 or at such other location as the Borrowers may have, by proper written notice hereunder, advised the Lender, PROVIDED that such other location of the Borrowers is within a state in which appropriate financing statements from the Borrowers, or any one of them, in favor of the Lender have been filed.

         5.15 SECURITY INSTRUMENTS. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid and enforceable Lien, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally, in all right, title and interest of the Borrowers, or any one of them, in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable Laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title and interest of the Borrowers in the Collateral described therein, subject to Permitted Liens.

         5.16 SUBSIDIARIES. No Borrower has any Subsidiaries as of the Closing Date except as may be set forth on Exhibit "E" attached hereto.



                                   ARTICLE VI

6.       AFFIRMATIVE COVENANTS

         Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any commitment to make Advances exists all Borrowers shall:

         6.1 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available during any Borrower's customary business hours for inspection by the Lender and, at the expense of the Borrowers, allow the Lender to make copies thereof at the Borrowers' premises and take same to Lender's place of business.

         6.2 QUARTERLY FINANCIAL STATEMENTS. Beginning with the quarter ending September 30, 2000, deliver to the Lender, (a) on or before the 60th day after the close of each calendar quarter, a copy of the unaudited Financial Statements of Borrowers prepared on a consolidated basis as of the last day of such quarterly period, such Financial Statement to be certified by a Responsible Officer of the Borrowers as having been prepared in accordance with GAAP and in a manner consistent with the annual audited Financial Statements, consistently applied, and as a fair presentation of the financial condition of the Borrowers, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrowers' Responsible Officer stating that such Officers, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Section 7 herein.

         6.3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Lender, (a) on or before the 90th day after the close of the fiscal year of the Borrowers, and prepared in accordance with GAAP, a copy of the annual Financial Statements of the Borrowers prepared on a consolidated basis as of the last day of such fiscal year end audited by and issued with an "unqualified opinion" from an independent firm of certified public accountants acceptable to Lender, and (b) concurrent with (a) above, a Compliance Certificate executed by the Responsible Officer stating that such Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Section 6 herein.

         6.4      RESERVE REPORTS.

                  (a) Beginning in 2001 and each fiscal year of the Borrowers thereafter, the Borrowers shall furnish to the Lender as soon as available but, in any event, no later than February 1 of each year (with an effective date of the preceding January 1), with an engineering report in form and substance satisfactory to the Lender prepared by an independent petroleum engineering firm acceptable to Lender covering the Borrowers' Oil and Gas Properties utilizing economic and pricing parameters used by Lender as established from time to time, together with such other information concerning the value of the Borrowers' Oil and Gas Properties as the Lender shall deem necessary to determine the value of the Borrowers' Oil and Gas Properties.

                  (b) Beginning August 1, 2001 and each August 1 thereafter, or within thirty (30) days after either (i) receipt of notice from Lender that the Lender requires an Unscheduled Borrowing Base Determination, or (ii) the Borrowers give notice to Lender of their desire to have an Unscheduled Borrowing Base Determination performed, the Borrowers shall furnish to the Lender an engineering report in form and substance satisfactory to Lender prepared by Borrowers' in-house engineering staff valuing the Borrowers' Oil and Gas Properties utilizing economic and pricing parameters used by the Lender as established from time to time, together with such other information, reports and data concerning the value of the Borrowers' Oil and Gas Properties as Lender shall deem reasonably necessary to determine the value of such Oil and Gas Properties.

                  (c) The reports provided pursuant to this Section shall be submitted to the Lender together with additional data as the Lender may reasonably request concerning pricing, quantities of production from the Borrowers' Oil and Gas Properties, purchasers of production and engineering and geological data.

         6.5 PRODUCTION REPORT. Within sixty (60) days from each calendar quarter end, furnish Lender a quarterly summary report of oil and gas production for said period indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expenses, capital expenditures and net operating income from or attributable to the Borrowers' Oil and Gas Properties pledged to secure the

Obligations hereunder, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of same.

         6.6 GAS BALANCING STATUS REPORT. Together with each engineering report required pursuant to Section 6.4, Borrowers shall furnish Lender with a report on the status of all gas balancing (if any) affecting any of the Borrowers' Oil and Gas Properties.

         6.7 NOTICES OF CERTAIN EVENTS. Deliver to the Lender, immediately upon a Responsible Officer's having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by the Responsible Officer and setting forth the relevant event or circumstance and the steps being taken by the Borrowers with respect to such event or circumstance:

                  (a)   any Default or Event of Default;

                  (b) any Default or Event of Default under any material contractual obligation of any Borrower or any material Litigation, affecting any Borrower before any Governmental Authority or Tribunal;

                  (c) any Litigation involving Borrowers as defendants or in which any Property of Borrowers is subject to a claim (i) in which the amount involved is $250,000 or more and which is not covered by insurance, (ii) in which, together with any other outstanding litigation or proceeding (whether or not previously disclosed hereunder), the aggregate amount involved in all such litigation is $250,000 or more and which is not covered by insurance, or
(iii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrowers' interest therein) of more than $250,000 or could reasonably be expected to result in an expenditure by Borrowers of more than $250,000;

                  (d) any existing or asserted Lien on any of the Properties of Borrowers, personal or real, tangible or intangible, including without limitation the Mortgaged Properties, excluding Permitted Liens;

                  (e) the receipt by Borrowers of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by Borrowers from, affecting or related to any Property of Borrowers or adjacent to any Property of the Borrowers which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

                  (f) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrowers or adjacent to any Property of Borrowers following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

                  (g) any Release of Hazardous Substances by Borrowers from, affecting or related to any Property of Borrowers or adjacent to any Property of Borrowers except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect; and

                  (h) any change in Borrowers' accounting practices and procedures, including a change in its fiscal year; and

                  (i)   any Material Adverse Effect.

         6.8 LETTERS IN LIEU OF TRANSFER ORDERS. Promptly upon a reasonable request by the Lender at any time and from time to time and without limitation on the rights of the Lender in accordance with Sections 2.14 and 2.15, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrowers and delivered to the Lender in satisfaction of the conditions set forth in Subsection 4.1(f)(iii), as are necessary or appropriate to cover any additional, material purchasers of production; provided, however, that such letters shall only be delivered to the addressees thereof in accordance with Subsection 2.14 of this Agreement.

         6.9 DIVISION ORDERS. Promptly upon request by the Lender at any time and from time to time following the occurrence of any Event of Default and without limitation on the rights of the Lender in accordance with Sections
2.14 and 2.15, execute such division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property, provided, however, that such letters shall only be delivered to the addressees thereof in accordance with Subsection 2.14 of this Agreement.

         6.10 ADDITIONAL INFORMATION. Furnish to the Lender, promptly upon the reasonable request of the Lender, such additional financial, title, engineering, production or other information concerning the assets, liabilities, operations and transactions of the Borrowers as the Lender may from time to time reasonably request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in name or the location of any principal place of business or chief executive office of the Borrowers; and upon the reasonable request of the Lender, the Borrowers shall execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

         6.11 COMPLIANCE WITH LAWS. In all reasonable and in all material respects, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) the minimum funding requirements of ERISA so as not to give rise to any material liability or reportable event, as defined by ERISA, thereunder, (c) Environmental Laws (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrowers, (ii) required for the performance or conduct of the operations of the Borrowers, including, without limitation, all permits, licenses, registrations, approvals and authorizations, or (iii) applicable to the use, generation, handling, storage, treatment, transport or disposal of any Hazardous Substances, the resulting non-compliance of which could have a Material Adverse Effect; and (d) securities laws and cause all operators, employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrowers, while such Persons are acting within the scope of their relationship with the Borrowers, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrowers to so comply. Notwithstanding the reasonable efforts of the Borrowers to comply with its obligations under this
Section 6.11, should any non-compliance with any Requirement of Law cause or could reasonably be expected to cause a Material Adverse Effect, the Lender shall be notified of such event pursuant to Section 6.9 and the Lender shall be entitled to exercise its rights and remedies pursuant to Subsection 9.1 and
Section 9.2.

         6.12 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien, other than a Permitted Lien, against the Property of the Borrowers, except any of the foregoing being Contested in Good Faith.

         6.13 HAZARDOUS SUBSTANCES INDEMNIFICATION. Indemnify and hold the Lender harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from
(a) the presence of any Hazardous Substances on, under or from any Property of the Borrowers, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrowers, whether prior to or during the term hereof, and whether by the Borrowers, or any predecessor in title, employee, agent, contractor or subcontractor of the Borrowers, or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrowers, or (d) any contamination of any Property or natural resources of the Borrowers arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by Borrowers, or any employee, agent, contractor or subcontractor of Borrowers, while such Persons are acting within the scope of their relationship with the Borrowers, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, including, without limitation, any of the foregoing arising from negligence, whether sole or concurrent, on the part of the Lender; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash from the Borrowers and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, PROVIDED that such indemnity shall not extend to any of the foregoing resulting from the Lender's gross negligence or willful conduct or any act or omission by the Lender with respect to any Property subsequent to the Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Lender.

         6.14 MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING. Maintain its corporate existence or qualification and good standing in all states in which it is doing business, except where failure to do so will not have a Material Adverse Effect.

         6.15 FURTHER ASSURANCES. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

         6.16 INITIAL FEES AND EXPENSES OF LENDER AND/OR LEGAL COUNSEL TO LENDER. Promptly reimburse the Lender for all reasonable and customary out-of-pocket expenses of the Lender in connection with this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement (including, without limitation, all recording expenses and all filing fees and all title review and title due diligence fees and including legal fees).

         6.17 SUBSEQUENT FEES AND EXPENSES. Promptly reimburse the Lender (after the Borrowers' receipt of the Lender's request for reimbursement) for all amounts reasonably expended, advanced or incurred by the Lender, together with interest thereon as provided in this Subsection 6.17 (i) to satisfy any of the Obligations, (ii) to protect or enforce the Lender's rights under any of the Loan Documents or (iii) to protect the Collateral or business of the Borrowers. The amount so reimbursable pursuant to this Subsection 6.17 shall bear interest at the per annum interest rate equal to the Base Rate plus one-half of one percent, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced or incurred by the Lender until the date that it is repaid to the Lender, with the obligations under this Subsection 6.17 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian or liquidator of Borrowers appointed in any such case.

         6.18 MAINTENANCE AND INSPECTION OF TANGIBLE PROPERTIES. Maintain all of its material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate, if operated by Borrowers, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Lender to reasonably visit and inspect any tangible Property of Borrowers.

         6.19 MAINTENANCE OF INSURANCE AND EVIDENCE THEREOF. Continue to maintain or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Lender, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Lender, furnish to the Lender evidence, satisfactory in the good faith judgment of the Lender of the maintenance of such insurance.

         6.20 PAYMENT OF NOTE AND PERFORMANCE OF OBLIGATIONS. Pay the Note according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act as required in the Loan Documents and discharge all other Obligations.

         6.21 OPERATION OF OIL AND GAS PROPERTIES. Develop, maintain and operate, if Borrowers are designated as operator thereof, the Mortgaged Properties in a prudent and workmanlike manner in accordance with industry standards.

         6.22 DEPOSITORY ACCOUNTS. Maintain its primary depository accounts with Lender.

         6.23 EXISTING BUSINESS. Maintain their line of business as engaged in as of the Closing Date unless otherwise consented to by Lender in writing.

         6.24 TITLE MATTERS. Within ninety (90) days after the date hereof with respect to its Oil and Gas Properties, Borrower shall furnish Lender with title opinions and/or title information reasonably satisfactory to Lender showing defensible title of the Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Lender, Borrower will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Lender with title opinions and/or title information reasonably satisfactory to Lender covering a sufficient value of such Oil and Gas Properties. Said title information shall show defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.



                                   ARTICLE VII

7.       FINANCIAL COVENANTS.

                  Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any commitment to make Advances exists, the Borrowers shall:

         7.1 ADJUSTED CURRENT RATIO. Maintain a minimum Adjusted Current Ratio, calculated and submitted on a quarterly basis of, at least, .80:1.00 for the quarterly reporting period ending September 30, 2000 and 1.00:1.00 for the quarterly reporting period ending December 31, 2000 and each quarterly reporting period thereafter. The "Adjusted Current Ratio" is defined as Current Assets plus the Available Commitment divided by Current Liabilities, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

         7.2 DEBT SERVICE COVERAGE RATIO. Beginning with the quarter ending December 31, 2000, maintain a Debt Service Coverage Ratio, calculated and submitted on a quarterly basis, of not less than 1.10:1.00 For purposes of this calculation, the Debt Service Coverage Ratio is defined as the quotient of:

                  the sum of consolidated Net Income, MINUS dividends, PLUS interest, depletion, depreciation, and amortization expenses (for the quarter then ended),

                                  DIVIDED BY

                  the sum of the quarterly principal reductions required to amortize the Loan Balance (as of quarter end) over the Half Life of the Borrowers' Oil and Gas Properties (not to exceed 84 months), PLUS interest expense for the quarter then ended, plus any other current maturities of long term debt (including Capital Lease Obligations) realized during the quarter then ended.

         7.3 INDEBTEDNESS TO TANGIBLE NET WORTH RATIO. Beginning with the quarterly reporting period ending March 31, 2001 and calculated and submitted on a quarterly basis thereafter, maintain a a ratio of Indebtedness to Tangible Net Worth of not more than 1.50:1.00.



                                  ARTICLE VIII

8.       NEGATIVE COVENANTS

         Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment Amount exists, neither the Borrowers nor any Subsidiary of Borrowers shall:

         8.1 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, whether by way of loan or otherwise which exceeds, in the aggregate, the sum of $100,000.00; PROVIDED HOWEVER, the foregoing restriction shall not apply to (a) the Obligations, or (b) current accounts payable incurred in the ordinary course of business.

         8.2 CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation in excess of, in the aggregate, $100,000.00 on or after the Closing Date; PROVIDED HOWEVER, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

         8.3 LIENS. Create, incur, assume or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property of the Borrowers, whether now owned or hereafter acquired; PROVIDED HOWEVER, the foregoing restrictions shall not apply to Permitted Liens. For the purposes of this
Section 8.3, and only Section 8.3, the term "Permitted Liens" shall also include purchase money security interests within the dollar limitation set forth in Section 8.1 above.

         8.4 SALES OF ASSETS. Sell, transfer or otherwise dispose of all or a substantial portion of the assets of Borrowers or any Subsidiaries thereof, now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions. The phrase "substantial portion of its assets" shall mean asset sales which exceed $100,000.00 during any one fiscal year. Notwithstanding anything contained in this Section 8.4 to the contrary, any asset sales during any one fiscal year aggregating less than $100,000.00 and involving Oil and Gas Properties included in the then most recent Borrowing Base review shall require a corresponding principal reduction and/or a reduction to the Commitment Amount proportionate to the value of the Oil and Gas Properties sold.

         8.5 LOANS OR ADVANCES. Make or agree to make or allow to remain outstanding any loans or Advances to any Person or Affiliate in excess of $100,000.00 in the aggregate; PROVIDED HOWEVER, the foregoing restrictions shall not apply to Advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable.

         8.6 DIVIDENDS; TREASURY STOCK PURCHASES. Set aside or apply any money or assets, directly or indirectly, to purchase, redeem or otherwise retire any shares nor pay any dividends.

         8.7 CANCELLATION OF INSURANCE. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

         8.8 MERGERS AND CONSOLIDATIONS; CHANGES IN CORPORATE STRUCTURE. Will not (i) merge or consolidate with any Person, or permit any such merger or consolidation with Borrowers or their subsidiaries in which Borrowers or their subsidiary does not survive to be the controlling entity; (ii) discontinue business; (iii) make any material change in the nature of or manner in which it conducts its business; (iv) form any Plan which is subject to Title IV of ERISA; (v) liquidate, wind-up or dissolve; or (vi) incur any material change in the current senior and/or executive management (Chief Executive or Chief Financial Officer) of Borrowers.

         8.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into any sale, lease or exchange of Property or any contract for the rendering of goods or services with any Affiliate other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which is not an Affiliate.

         8.10 LINES OF BUSINESS. Expand, on its own or through any Subsidiary or Affiliate, into any line of business other than those in which it is engaged as of the Closing Date if such an expansion could have a Material Adverse Effect.

         8.11 ORGANIZATION OR ACQUISITION OF SUBSIDIARIES. Organize or acquire any Subsidiary in addition to those existing as of the Closing Date, if any such organization or acquisition would have a Material Adverse Effect.

         8.12     SPECULATIVE TRADING. Enter into any transaction providing
(i) for the hedging, forward sale, swap or any derivation thereof of crude oil or natural gas or other commodities; or (ii) for a swap, collar, floor, cap, option, corridor or other contract which is intended to reduce or eliminate risk of fluctuation of interest rates, as such terms are referred in the capital markets, except the foregoing prohibitions shall not apply to: (a) transactions consented to in writing by the Lender.

         8.13 INVESTMENTS. Purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any person or entity. Provided, however, this Section 8.13 shall not apply to Borrowers' investment in the acquisition or development of Oil and Gas Properties or in any company whose principal activity is oil and gas exploration and production in which Borrowers have controlling interest, direct obligations of the United States or any agency thereof, certificates of deposit issued by any commercial bank or any mutual fund consisting of obligations of the United States or any agency thereof.



                                   ARTICLE IX

9.       EVENTS OF DEFAULT

         9.1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default as that term is used herein:

                  (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement, the Note or any Fee provided for herein;

                  (b) an Event of Default as defined in any Loan Document shall have occurred;

                  (c) default shall be made by Borrowers in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents and such default could be expected to have a Material Adverse Effect;

                  (d) any representation or warranty made by Borrowers in any of the Loan Documents, including, without limitation, in a Request for Advance, proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified and such misrepresentation or breach of warranty has a Material Adverse Effect;

                  (e) default shall be made by Borrowers (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other evidence of indebtedness or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied in excess of the period of grace, if any, with respect thereto and such default is not being Contested in Good Faith by the Borrowers;

                  (f) the Borrowers shall be unable to satisfy any condition or cure any circumstance specified in Articles IV, V, VII and VIII unless the failure to so satisfy would not have a Material Adverse Effect, the satisfaction or curing of which is precedent to the right of the Borrowers to receive an Advance hereunder, and such inability shall continue for a period in excess of 30 days;

                  (g) Any of the Borrowers shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning such Borrower, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (h) an order, judgment or decree shall be entered against any Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 30 days after the issuance and entry thereof;

                  (i) the levy against any significant portion of the Property of Borrowers, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy and which has a Material Adverse Effect;

                  (j) a final and non-appealable order, judgment or decree shall be entered against any Borrower for money damages and/or Indebtedness due in an amount in excess of $250,000.00 which is not otherwise covered by insurance for 100% of the judgment and such order, judgment or decree shall not be dismissed or the execution thereof stayed within 30 days;

                  (k) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrowers or any Commonly Controlled Entity (as such term is defined in ERISA) shall incur, or in the reasonable opinion of the Lender, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization (as such term is defined in ERISA) of, a Multi-Employer Plan (as such term is defined in ERISA); or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 9.1(k) could subject the Borrowers or any of them, or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

                  (l) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against either
Borrowers under the Racketeering Influence and Corrupt Organizations Statute
(18 U.S.C. Section 1961 ET SEQ.), the result of which could be the forfeiture or transfer of any material Property of the Borrowers subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien, or (iii) the Borrowers paying to the Lender the amount of the resultant decrease in the Borrowing Base, as a result thereof;

                  (m) Either of the Borrowers shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law;
(iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid with the intent to hinder, delay or defraud its creditors or any of them; or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

                  (n) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and such occurrence would have a Material Adverse Effect;

                  (o) the good faith determination by the Lender that a Material Adverse Effect has occurred or will occur.

         9.2      REMEDIES.

                  (a) Upon the occurrence of an Event of Default specified in Subsections 9.1(d),(g), or (h) immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers, and (ii) any obligation to make an Advance shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits of the Borrowers (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrowers or Borrowers' Subsidiaries, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrowers against any and all of the Obligations.

                  (b) Upon the occurrence of the Event of Default specified in Subsection 9.1(a) above, Borrowers shall have ten (10) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Lender will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding Subsection 9.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Lender within 10 days after Borrowers' receipt of such written notification. In the event Borrowers shall fail to effectuate such a cure Lender may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers, and any obligation to make an Advance shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits containing funds of the Borrowers (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrowers or Borrowers' Subsidiaries, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrowers against any and all of the Obligations although such Obligations may be unmatured.

                  (c) Upon the occurrence of any Event of Default other than those specified in Subsections 9.1(a), (d), (g), or (h), Borrowers shall have thirty (30) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Lender will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding Subsection 9.1, such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Lender within 30 days after Borrowers' receipt of such written notification. In the event Borrowers shall fail to effectuate such a cure Lender may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers, and any obligation to make an Advance shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits containing funds of the Borrowers (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrowers or Borrowers' Subsidiaries, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrowers against any and all of the Obligations although such Obligations may be unmatured.

                  (d) Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Lender may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                    ARTICLE X

10       MISCELLANEOUS

         10.1 TRANSFERS AND PARTICIPATIONS. The Lender may, at any time, sell, transfer, assign or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and each prospective Transferee all documents and information relating to such obligations, whether furnished by the Borrowers or otherwise obtained, as the Lender determines necessary or desirable. The Borrowers agree that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee. The Lender agrees that each such Transferee shall assume all of the obligations of the Lender pursuant to the Loan Documents.

         10.2 SURVIVAL OF REPRESENTATIONS. WARRANTIES AND COVENANTS. All representations and warranties of the Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any obligation to make an Advance exists.

         10.3 NOTICES AND OTHER COMMUNICATIONS. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

                  (a)   if to the Lender, to:

                              LOCAL OKLAHOMA BANK, N.A.
                              3601 N.W. 63rd Street
                              Oklahoma City, Oklahoma 73116
                              Attention: John K. Slay, Jr., Sr. Vice President

                  (b)   if to Borrowers, to:

                              GMX RESOURCES INC.
                              One Benham Place, Ste. 600
                              9400 N. Broadway
                              Oklahoma City, OK 73114
                              Attention: Ken L. Kenworthy, Jr., Chief Executive
                                         Officer

         Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

         10.4 PARTIES IN INTEREST. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers or the Lender shall be binding upon and inure to the benefit of the Borrowers or the Lender, as the case may be, and their respective heirs, legal representatives, successors and assigns.

         10.5 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrowers. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

         10.6 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

         10.7 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural;
and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

         10.8 RENEWALS AND EXTENSIONS. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrowers under this Agreement, the Note, or any other Loan Document.

         10.9 NO WAIVER: RIGHTS CUMULATIVE. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No Advance hereunder shall constitute a waiver of any of the covenants, warranties or conditions of the Borrowers contained herein. In the event the Borrowers are unable to satisfy any such covenant, warranty or condition, no such Advance shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default if same constitutes an Event of Default under the terms of this Agreement as hereinabove provided.

         10.10 INCORPORATION OF EXHIBITS. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

         10.11 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

         10.12 AMENDMENTS OR MODIFICATIONS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         10.13 CONTROLLING PROVISION UPON CONFLICT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

         10.14 TIME, PLACE AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. Central Standard or Daylight Savings Time, as the case may be, on any Business Day; and shall be made at the Principal Office of the Lender. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         10.15 TIME OF ESSENCE. Time is of the essence of this Agreement and of each provision hereof.

         10.16 DISPOSITION OF COLLATERAL. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; PROVIDED HOWEVER, that in no event shall the Lender violate applicable Law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

         10.17 GOVERNING LAW. THIS AGREEMENT, THE NOTE, AND THE GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

         10.18 JURISDICTION AND VENUE. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement or any other loan document may be litigated, at the sole discretion and election of the Lender, in courts having situs in Oklahoma City, Oklahoma County, Oklahoma. The Borrowers hereby submit to the jurisdiction of any local, state or federal court located in Oklahoma City, Oklahoma County, Oklahoma and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Lender in accordance with this section.

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

         10.19 WAIVER OF RIGHTS TO JURY TRIAL. The Borrowers and the Lender hereby knowingly, voluntarily, intentionally, irrevocably and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim or other litigation that relates to or arises out of this Agreement or any other loan document or otherwise with respect thereto. The provisions of this section are a material inducement for the Lender entering into this Agreement.

         10.20 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties hereto with respect to the parties hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this written Agreement and the other written loan documents represent, collectively, the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                   BORROWER:

                                   GMX RESOURCES INC.


                                   ---------------------------------------------
                                   By: Ken L. Kenworthy, Jr.
                                   Title: Chief Executive Officer



                                   ENDEAVOR PIPELINE, INC.


                                   ---------------------------------------------
                                   By: Ken L. Kenworthy, Jr.
                                   Title: President and Chief Executive Officer



                                   EXPEDITION NATURAL RESOURCES INC.


                                   ---------------------------------------------
                                   By: Ken L. Kenworthy
                                   Title: President and Chief Executive Officer





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

                                   LENDER:

                                   LOCAL OKLAHOMA BANK, N.A.


                                   ---------------------------------------------
                                   By: John K. Slay, Jr.
                                   Title: Senior Vice President


































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